SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: June 25, 2002

                               Copper Corporation
                               ------------------
             (Exact name of registrant as specified in its charter)



   Colorado                     000-33247                 84-1493157
   --------                     ---------                 ----------
(State or other jurisdiction   (Commission File          (IRS Employer
of incorporation)               Number)                  Identification Number)

5442 Dungaree Street, Las Vegas, Nevada                     89118
---------------------------------------                     -----
(Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code:    (702) 221-8703


ITEM 1. Changes in Control of Registrant.

None.

ITEM 2.  Acquisition or Disposition of Assets.

On June 25, 2002, Copper Corporation ("Copper") entered into a Stock Exchange Agreement (the "Agreement") with all of the stockholders of American Real Estate Investors, Inc. ("American") wherein Copper will acquire 100% of the outstanding stock of American in exchange for 1,300,000 shares of Copper. Under terms of the Agreement, American will deliver 1,000,000 shares of stock to Copper and Copper will deliver 1,300,000 shares of stock to American. Copper will acquire all rights and ownership of American. James Wiegand, existing director and officer of Copper will be replaced by Roger Sherman, Andrew Brown, and Barnard Ware.

ITEM 3. Bankruptcy or Receivership.

None.


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ITEM 4.  Changes in Registrant's Certifying Accountant.

None.

ITEM 5.  Other Events.

None.

ITEM 6.  Resignations of Registrant's Director's

Pursuant to the Agreement previously mentioned, effective June 25, 2002, Jim Wiegand has resigned as the sole officer and director of Copper Corporation. Roger Sherman, Andrew Brown, and Bernard Ware will take over as officers and directors.

ITEM 7.  Financial Statements and Exhibits.

Exhibit 1 -       Stock Exchange Agreement dated June 25, 2002
Exhibit 2 -       Consent of Board of Directors
Exhibit 3 -       Resignation of James Wiegand

ITEM 8.  Change in Fiscal Year.

None.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     COPPER CORPORATION


                                                     /s/Roger Sherman
                                                     ----------------
                                                     Roger Sherman, President
Dated: July 10, 2002


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